UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2011

MINERCO RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-156059
(State or other jurisdiction of incorporation)	(Commission File No.)

22503 Katy Highway
Suite #18
Katy, Texas 77450
(Address of principal executive offices and Zip Code)

(281) 994-4187
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 28, 2011, we executed an amendment to the exclusive employment agreement with Sam J Messina III, our Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.

Mr. Messina will be paid $150,000 per annum beginning on August 28, 2011.  If revenues are to exceed $10 million, then Mr. Messina is to be paid $300,000 per annum.  If revenues are to exceed $20 million, then Mr. Messina is to be paid $450,000 per annum.

Mr. Messina is entitled to receive an additional 40,000,0000 shares of common stock and 5,000,000 shares of Class A Convertible Preferred stock, upon the effective date of the agreement.

If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted to him will be returned.

If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 24 months of the date of the agreement, 56,000,000 shares of common stock and 4,000,000 shares of Class A Preferred stock granted to him will be returned.

If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 36 months of the date of the agreement, 42,000,000 shares of common stock and Three Million 3,000,000 shares of Class A Preferred stock granted to him will be returned.

If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 48 months of the date of the agreement, 28,000,000 shares of common stock and 2,000,000 shares of Class A Preferred stock granted to him will be returned.

A complete copy of the amendment to the employment agreement is filed with this report.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On August 28, 2011, the Company issued 40,000,000 shares of its common stock to its Chief Financial Officer pursuant to an amendment to his employment agreement dated August 28, 2011.

On August 28, 2011, the Company issued 5,000,000 shares of its Class A Convertible Preferred Stock stock to its Chief Financial Officer pursuant to an amendment to his employment agreement dated August 28, 2011.

On August 28, 2011, the Company issued 20,000,000 shares of its common stock to a consultant pursuant to a consulting agreement dated August 28, 2011.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Sam J Messina III Amendment to Employment Agreement				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MINERCO RESOURCES, INC.

Date: September 2, 2011	By:
Name V. Scott Vanis
Title CEO & President